Exhibit 99.1

GeoVax Labs Announces $1 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

ATLANTA, GA, February 13, 2026 – GeoVax Labs, Inc. (Nasdaq: GOVX) (the “Company”), a clinical-stage biotechnology company developing immunotherapies and vaccines against cancer and infectious diseases, today announced that it has entered into definitive agreements for the purchase and sale of 432,902 shares of its common stock (or pre-funded warrants in lieu thereof) at a purchase price of $2.31 per share (or pre-funded warrant in lieu thereof) in a registered direct offering priced at-the-market under Nasdaq rules (the "Offering"). In a concurrent private placement, the Company will issue unregistered series A-1 warrants to purchase up to 432,902 shares of common stock and unregistered series A-2 warrants to purchase up to 432,902 shares of common stock. The warrants will have an exercise price of $2.31 per share and will be exercisable beginning on the effective date of shareholder approval of the issuance of the shares of common stock upon exercise of the warrants. The series A-1 warrants will expire five years after the date of shareholder approval and the series A-2 warrants will expire two years after the date of shareholder approval.

The closing of the Offering is expected to occur on or about February 17, 2026, subject to the satisfaction of customary closing conditions. The gross proceeds from the Offering are expected to be approximately $1 million, before deducting placement agent fees and other estimated offering expenses. The Company intends to use the net proceeds from the Offering to advance its product candidates, including research and development, manufacturing, clinical studies, and working capital.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the Offering.

The shares (or pre-funded warrants) (but not the unregistered warrants and the shares of common stock underlying the unregistered warrants) in the registered direct offering described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-277585) previously filed with the Securities and Exchange Commission (the ”SEC”) and declared effective by the SEC on March 13, 2024. The registered direct offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement, relating to the registered direct offering that will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The unregistered warrants described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying such unregistered warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the unregistered warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

The Company also has agreed to amend certain existing warrants to purchase up to an aggregate of 236,000 shares of the Company’s common stock that were previously issued to the investors in July 2025, with an exercise price of $4.35 per share, respectively, effective upon the closing of the offering, such that the amended warrants will have a reduced exercise price of $2.31 per share and will be exercisable beginning on the effective date of shareholder approval of the issuance of the shares upon exercise of the warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About GeoVax

GeoVax Labs, Inc. is a clinical-stage biotechnology company developing novel vaccines against infectious diseases and therapies for solid tumor cancers. The Company’s lead clinical program is GEO-CM04S1, a next-generation COVID-19 vaccine currently in three Phase 2 clinical trials, being evaluated as (1) a primary vaccine for immunocompromised patients such as those suffering from hematologic cancers and other patient populations for whom the current authorized COVID-19 vaccines are insufficient, (2) a booster vaccine in patients with chronic lymphocytic leukemia (CLL) and (3) a more robust, durable COVID-19 booster among healthy patients who previously received the mRNA vaccines. In oncology the lead clinical program is evaluating a novel oncolytic solid tumor gene-directed therapy, Gedeptin®, having recently completed a multicenter Phase 1/2 clinical trial for advanced head and neck cancers. GeoVax is also developing a vaccine targeting Mpox and smallpox and, based on recent EMA regulatory guidance, anticipates progressing directly to a Phase 3 clinical evaluation, omitting Phase 1 and Phase 2 trials. GeoVax has a strong IP portfolio in support of its technologies and product candidates, holding worldwide rights for its technologies and products. For more information about the current status of our clinical trials and other updates, visit our website: www.geovax.com.

Forward-Looking Statements

This release contains forward-looking statements regarding GeoVax’s business plans, including, but not limited to, statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering, the receipt of shareholder approval and the anticipated use of proceeds from the offering. The words “believe,” “look forward to,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Actual results may differ materially from those included in these statements due to a variety of factors, including whether: GeoVax is able to obtain acceptable results from ongoing or future clinical trials of its investigational products, GeoVax’s immuno-oncology products and preventative vaccines can provoke the desired responses, and those products or vaccines can be used effectively, GeoVax’s viral vector technology adequately amplifies immune responses to cancer antigens, GeoVax can develop and manufacture its immuno-oncology products and preventative vaccines with the desired characteristics in a timely manner, GeoVax’s immuno-oncology products and preventative vaccines will be safe for human use, GeoVax’s vaccines will effectively prevent targeted infections in humans, GeoVax’s immuno-oncology products and preventative vaccines will receive regulatory approvals necessary to be licensed and marketed, GeoVax raises required capital to complete development, there is development of competitive products that may be more effective or easier to use than GeoVax’s products, GeoVax will be able to enter into favorable manufacturing and distribution agreements, and other factors, over which GeoVax has no control.

Further information on our risk factors is contained in our periodic reports on Form 10-Q and Form 10-K that we have filed and will file with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

info@geovax.com

678-384-7220

Media Contact:

Jessica Starman

media@geovax.com

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